                                                                   EXHIBIT 10.17

                           ASSET PURCHASE AGREEMENT

                                BY AND BETWEEN

                                  @ROAD, INC.

                                      AND

                        DIFFERENTIAL CORRECTIONS, INC.



                                 March 8, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Definitions..........................................................    1
     1.1   Definitions....................................................    1

2.   Sale and Purchase....................................................    3
     2.1   Transfer of Assets.............................................    3
     2.2   Excluded Assets................................................    4
     2.3   Transfer of Liabilities........................................    5
     2.4   Excluded Liabilities...........................................    5
     2.5   Purchase Price.................................................    6
     2.6   Adjustment to Purchase Price...................................    7
     2.7   Deemed Assignment of Contracts.................................    7
     2.8   Allocation of Purchase Price...................................    7

3.   Closing..............................................................    7
     3.1   Closing........................................................    7
     3.2   Actions at the Closing.........................................    7

4.   Representations and Warranties of Seller.............................    8
     4.1   Organization, Standing and Power...............................    8
     4.2   Capitalization.................................................    9
     4.3   Authority......................................................    9
     4.4   Execution and Binding Effect...................................   10
     4.5   Consents and Approvals of Governmental Entities................   10
     4.6   No Violation...................................................   10
     4.7   Consents.......................................................   10
     4.8   Financial Information..........................................   10
     4.9   No Undisclosed Liabilities.....................................   11
     4.10  Absence of Certain Changes.....................................   11
     4.11  Assets Generally...............................................   12
     4.12  Intellectual Property..........................................   13
     4.13  Reserved.......................................................   14
     4.14  Warranties and Indemnities.....................................   14
     4.15  Real Property..................................................   14
     4.16  Reserved.......................................................   14
     4.17  Reserved.......................................................   15
     4.18  Licenses and Permits...........................................   15
     4.19  Employees......................................................   15
     4.20  Taxes..........................................................   16
     4.21  Compliance with Laws...........................................   16
     4.22  Environmental Matters..........................................   16
     4.23  Material Contracts.............................................   17
     4.25  Product Liability..............................................   18

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
     4.26  Litigation; Other Claims.......................................   18
     4.27  Defaults.......................................................   19
     4.28  Reserved.......................................................   19
     4.29  Full Disclosure................................................   19
     4.30  Brokers and Finders............................................   19
     4.31  Fair Consideration; No Fraudulent Conveyance...................   19

5.   Representations and Warranties of Buyer..............................   19
     5.1   Organization...................................................   20
     5.2   Authority......................................................   20
     5.3   Execution and Binding Effect...................................   20
     5.4   Consent and Approvals..........................................   20
     5.5   No Violation...................................................   20
     5.6   Capitalization.................................................   21
     5.7   Valid Issuance of Securities...................................   21
     5.8   Title to Property and Assets...................................   22
     5.9   Employee Benefit Plans.........................................   22
     5.10  Tax Returns and Payments.......................................   22
     5.11  Insurance......................................................   22
     5.12  Labor Agreements and Actions...................................   22
     5.13  Permits........................................................   22
     5.14  Environmental and Safety Laws..................................   23
     4.26  Litigation; Other Claims.......................................   23
     4.29  Full Disclosure................................................   23
     2.8   Patents and Trademarks.........................................   23

6.   Covenants............................................................   24
     6.1   Access to Information..........................................   24
     6.2   Reserved.......................................................   24
     6.3   Certain Notifications..........................................   24
     6.4   Best Efforts...................................................   24
     6.5   Seller's Conduct of the Business Prior to Closing..............   24
     6.6   No Other Bids..................................................   26
     6.7   Tax Returns....................................................   26
     6.8   Post-Closing Access to Information.............................   27
     6.9   Post-Closing Cooperation.......................................   27
     6.10  No Post-Closing Retention of Copies............................   27
     6.11  Public Announcements...........................................   27
     6.12  Post-Closing Actions...........................................   28
     6.13  Future Agreements..............................................   28
     6.14  Permits........................................................   28
     6.15  Reserved.......................................................   28
     6.16  Transfer Taxes.................................................   28

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
     6.17  Risk of Loss...................................................   28
     6.18  Reserved.......................................................   28
     6.19  Non-Competition Agreement......................................   28
     6.20  Expenses.......................................................   30
     6.21  Settlement with Communications and Measurement Technologies
           Limited........................................................   30

7.   Employee Matters.....................................................   30
     7.1   Transferred Employees..........................................   30
     7.3   Reserved.......................................................   31
     7.4   No Right to Continued Employment or Benefits...................   31
     7.5   No Solicitation or Hire by Seller..............................   31

8.   Conditions to Buyer's Obligations....................................   32
     8.1   Representations and Warranties True; Performance; Certificate..   32
     8.2   Seller Closing Documents.......................................   32
     8.3   No Proceedings or Litigation...................................   33
     8.4   Documents......................................................   34
     8.5   Governmental Filings...........................................   34
     8.6   Title..........................................................   34
     8.7   No Material Adverse Change.....................................   34
     8.9   Termination of Benefit Plans...................................   34
     8.10  Legal Opinions.................................................   34
     8.11  Shareholder Approval...........................................   34
     8.12  Consulting Agreement...........................................   34
     8.13  Non-Competition and Non-Solicitation Agreement.................   34
     8.14  Bulk Sales.....................................................   34
     8.15  Escrow Agreement...............................................   35
     8.16  Restricted Stock Purchase Agreement............................   35
     8.17  Other Agreements...............................................   35

9.   Conditions to Seller's Obligations...................................   35
     9.1   Representations and Warranties True; Performance...............   35
     9.2   No Proceeding or Litigation....................................   35
     9.3   Documents......................................................   35
     9.4   Governmental Filings...........................................   36
     9.5   No Material Adverse Change.....................................   36
     9.6   Legal Opinions.................................................   36

10.  Indemnification......................................................   36
     10.1  Survival of Representations and Warranties.....................   36
     10.2  Indemnification................................................   36
     10.3  Damages Threshold..............................................   37

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
11.  Termination..........................................................   37
     11.1  Termination of Agreement.......................................   37
     11.2  Procedure and Effect of Termination............................   37

12.  Miscellaneous........................................................   37
     12.1  Amendments and Waivers.........................................   37
     12.2  Successors and Assigns.........................................   38
     12.3  Governing Law; Jurisdiction....................................   38
     12.4  Counterparts...................................................   38
     12.5  Titles and Subtitles...........................................   39
     12.6  Notices........................................................   39
     12.7  Severability...................................................   39
     12.8  Entire Agreement...............................................   39
     12.9  Advice of Legal Counsel........................................   39

EXHIBITS
--------

Exhibit A   Form of Press Release
Exhibit B   Bill of Sale
Exhibit C   Assignment and Assumption Agreement
Exhibit D   Patent Assignment
Exhibit E   Trademark Assignment
Exhibit F   Copyright Assignment
Exhibit G   Amendment and Consent to License Agreement
Exhibit H   Consulting Agreement
Exhibit I   Non-Competition Agreement
Exhibit J   Escrow Agreement
Exhibit K   Assignment Separate from Certificate
Exhibit L   Stock Purchase Agreement
Exhibit M   Seller's Counsel Legal Opinion
Exhibit N   Buyer's Counsel Legal Opinion


SCHEDULES
---------

Schedule 1.1(g)  Governmental Authorizations
Schedule 2.1(a)  Personal Property
Schedule 2.1(c)  Assumed Contracts
Schedule 2.1(d)  Real Property Leases
Schedule 2.1(e)  Accounts Receivable
Schedule 2.1(h)  Intellectual Property
Schedule 2.1(j)  Permits
Schedule 2.2(c)  Excluded Contracts

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

Schedule 2.2(d)  Other Excluded Assets
Schedule 2.3(a)  Assumed Liabilities
Schedule 3.2(c)  FM Station Outstanding Liabilities
Schedule 4.7     Required Consents
Schedule 4.8     Financial Statements
Schedule 4.12    Intellectual Property
Schedule 4.19    Employees
Schedule 4.23    Material Contracts

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     This Asset Purchase Agreement (the "Agreement") is entered into as of March
                                         ---------
8, 2000, by and between @Road, Inc., a California corporation ("Buyer"), and
                                                                -----
Differential Corrections, Inc., a California corporation ("Seller").
                                                           ------

                                   RECITALS
                                   --------

     Buyer is in the business of providing location-specific e-commerce solutions to the mobile workforce and the communities they serve by offering to business subscribers online productivity enhancement capabilities and related business-to-business services. Seller conducts a business which provides differential digital global positioning services and real-time traffic services (the "Business"). Buyer desires to acquire from Seller, and Seller desires to
      --------
sell to Buyer (the "Asset Sale"), substantially all of the assets of the
                    ----------
Business on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual agreements, representations, warranties and covenants set forth below, Buyer and Seller agree as follows:

1.   Definitions.
     -----------

     1.1  Definitions.  As used in this Agreement, the following terms shall
          -----------
have the following meanings:

          (a) "Affiliate" means with respect to any Person, a Person directly or
               ---------
indirectly controlling or controlled by or under common control with such Person.

          (b) "Closing" means the consummation of the transactions contemplated
               -------
hereby.

          (c) "Closing Date" means the date of the Closing.
               ------------

          (d) "Code" means the Internal Revenue Code of 1986, as amended and the
               ----
regulations promulgated thereunder.

          (e) "Contracts" means all rights under contracts, agreements, leases
               ---------
and other binding commitments or arrangements, written or oral (including any amendments and other modifications thereto) to which Seller is a party or is otherwise bound and which affect or relate to the Purchased Assets or the Business.

          (f) "GAAP" means generally accepted accounting principles of the
               ----
United States as set forth by the Financial Accounting Standards Board.

          (g) "Governmental Authorizations" means the permits, authorizations,
               ---------------------------
consents or approvals of any Governmental Entity which are a condition to the lawful consummation of the transactions contemplated hereby listed on Schedule 1.1(g)
                                                               ---------------
to this Agreement.

          (h) "Governmental Entity" means any court, or any federal, state,
               -------------------
municipal or other governmental authority, department, commission, board, agency or other instrumentality (domestic or foreign).

          (i) "Liens" means any liens, pledges, claims, including, without
               -----
limitation, claims of fraudulent transfer or recovery under applicable bankruptcy law, insolvency law or any other law affecting creditor's rights, security interests, restrictions, mortgages, deeds of trust, tenancies, and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens, options or encumbrances of any kind.

          (j) "Material Adverse Effect" with respect to a Person means any
               -----------------------
event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations, or prospects of such Person and its Affiliates, taken as a whole.

          (k) "Permitted Liens" means liens for property taxes not delinquent,
               ---------------
statutory liens and zoning restrictions, easements, rights-of-way or other restrictions on the use of real property, including without limitation all liens of record, provided, that such liens do not secure indebtedness for money and do not, individually, or in the aggregate, materially interfere with Seller's operation of the Business.

          (l) "Person" means an individual, corporation, partnership,
               ------
association, trust, government or political subdivision or agent or instrumentality thereof, or other entity or organization.

          (m) "Personal Property" means all of the machinery, equipment,
               -----------------
computer programs, computer software, installations, tools, motor vehicles, fixtures, furniture, furnishings, leasehold improvements, office equipment, inventories, supplies, plant, spare parts, and other tangible personal property which are owned or leased by Seller and which are used or held for use in the Business. The term Personal Property shall not include any of the Excluded Assets.

          (n) "Promissory Note" means that certain Secured Subordinated
               ---------------
Promissory Note dated December 20, 1999 issued by Seller in favor of Buyer in the principal amount of $150,000 and that certain Secured Subordinated Promissory Note dated January 28, 2000 issued by Seller in favor of Buyer in the principal amount of $100,000.

          (o) "Seller Balance Sheet" means the unaudited balance sheet of the
               --------------------
Business, prepared by Seller in accordance with GAAP, consistently applied, and delivered to Buyer upon the Closing Date, which includes the Seller's asset and liability accounts as of the Closing Date.

          (p) "Taxes" means all taxes, however denominated, including any
               -----
interest, penalties or other additions to tax that may become payable in respect thereof, (i) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, for which Buyer could become liable as successor to or transferee of the Business or the Purchased Assets or which could become a charge against or lien on any of the Purchased Assets, which taxes shall include, without limiting the generality of the foregoing, all income (including but not limited to any alternative minimum taxes), sales and use taxes, ad valorem taxes, excise taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, real property gains taxes, transfer taxes, payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, or (ii) any liability for amounts referred to in
(i) as a result of any obligations to indemnify another person.

2.   Sale and Purchase.
     -----------------

     2.1  Transfer of Assets.  Subject to the terms and conditions of this
          ------------------
Agreement, Seller shall sell, assign, grant, transfer, and deliver (or cause to be sold, assigned, granted, transferred and delivered) to Buyer, and Buyer shall purchase and accept from Seller as of the Closing Date, free and clear of all Liens, except for Permitted Liens, all of the Seller's rights, title and interest in and to all of the assets, properties and business other than the Excluded Assets owned, held or used in the conduct of the Business by Seller as the same shall exist on the Closing Date (the "Purchased Assets"), including,
                                               ----------------
without limitation:

          (a) All Personal Property (other than the Personal Property listed on
Schedule 2.2(d)), including, without limitation, the Personal Property listed on
---------------
Schedule 2.1(a);
---------------

          (b) All raw materials, work-in-process, finished goods, supplies and other inventories of the Business (the "Inventories");
                                        -----------

          (c) All Contracts (other than Contracts that are listed on Schedule
                                                                     --------
2.2(c)), including, without limitation, those Contracts listed on Schedule
------                                                            --------
2.1(c) (collectively the "Assumed Contracts");
------                    -----------------

          (d) All real property leasehold interests listed on Schedule 2.1(d)
                                                              ---------------
(the "Real Property Leases");
      --------------------

          (e) All accounts receivable, notes receivable and other receivables (as would be classified as receivables on the asset side of a balance sheet of the Business prepared in accordance with GAAP) listed on Schedule 2.1(e);
                                                         ---------------

          (f) All prepaid expenses relating to the operation of the Business including, but not limited to Taxes, leases and rentals;

          (g) All of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including, without limitation, unliquidated rights under warranties;

          (h) All copyrights, copyright registrations, proprietary processes, technology, methodologies, trade secrets, license rights, specifications, technical manuals and data, drawings, inventions, designs, design information, patents, patent applications, trade names, trademarks, service marks, product information and data, know-how and development work-in-progress, customer lists, software, business and marketing plans and other proprietary information and intellectual or intangible property embodied in, relating to or pertaining to the Business, whether pending, applied for or issued, whether filed in the United States or in other countries, including without limitation the items listed in Schedule 2.1(h), together with all associated goodwill (collectively,
          ---------------
"Intellectual Property");
 ---------------------

          (i) All things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived and first reduced to practice by Seller or any of its employees or agents (in their capacity as consultants or employees of Seller) that are embodied in, derived from or relate to the Business, in any stage of development, including, without limitation, modifications, enhancements, designs, techniques, methods, flow charts, coding sheets, notes and all other information relating to the Business;

          (j) All actual and pending licenses, permits, authorizations, consents and approvals of any Governmental Entity affecting or relating in any way to the Business, including without limitation, the items listed on Schedule 2.1(j) (the
                                                            ---------------
"Permits");
 -------

          (k) All books, records files and papers, whether in hard copy or electronic format, used in the Business, including without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present, former and prospective suppliers or customers, and any information relating to Taxes imposed on the Business or Purchased Assets;

          (l) All computer software programs, data and associated licenses used in connection with the Business;

          (a) All intangible personal property owned or leased by Seller and which are used or held for the Business, and all intangible assets of Seller, including goodwill, and all other assets, associated with or in any way related to the Business or the Purchased Assets, other than the Excluded Assets, together with the right to represent to third parties that Buyer is the successor to the Business; and

          (b) In the event that Seller enters into a settlement and release of claims agreement pursuant to Section 6.21 hereof to the reasonable satisfaction of Buyer, Buyer shall have the option to assume the Operating License Agreement by and between Communications and Measurement Technologies Limited and Seller dated April 10, 1996 (the "C&MT Agreement") in connection with the Closing, and
                           --------------
if so assumed, the C&MT Agreement shall be considered an Assumed Contract for the purposes of this Agreement.

     2.2  Excluded Assets.  Buyer agrees that notwithstanding any provision of
          ---------------
Section 2.1 the following assets of Seller (the "Excluded Assets") shall be
                                                 ---------------
excluded from the Purchased Assets.

          (a) All insurance contracts relating to the Business, including the cash surrender value thereof, and all insurance proceeds or claims relating to the operations of the Business prior to the Closing Date;

          (b) All Employee Benefit Plans (as hereinafter defined) and all assets or funds held in trust, or otherwise, associated with or used in connection with the Employee Benefit Plans;

          (c) Each Contract listed on Schedule 2.2(c) (the "Excluded
                                      ---------------       --------
Contracts"); and
---------

          (d) The items described in Schedule 2.2(d) attached hereto.
                                     ---------------

     2.3  Transfer of Liabilities.  Subject to the terms and conditions of this
          -----------------------
Agreement, Buyer agrees, effective as of the Closing Date, to assume the following liabilities (the "Assumed Liabilities").
                            -------------------

          (a) The liabilities set forth on Schedule 2.3(a) to the extent set
                                           ---------------
forth thereon; and

          (b) The liabilities and obligations of Seller arising or incurred after the Closing Date under the Assumed Contracts, other than the liabilities attributable to any failure by Seller to comply with the terms thereof.

     2.4  Excluded Liabilities.  Except for those liabilities expressly assumed
          --------------------
by Buyer pursuant to Section 2.3, Buyer shall not assume and shall not be liable for, and Seller and its direct or indirect subsidiaries shall retain and remain solely liable for and obligated to discharge, all of the debts, contracts, agreements, commitments, obligations and other liabilities of any nature whatsoever of Seller and its direct and indirect subsidiaries, whether known or unknown, accrued or not accrued, fixed or contingent, including without limitation, the following:

          (a) Any liability for breaches by Seller or any of its respective direct or indirect subsidiaries on or prior to the Closing Date of any Assumed Contract or any liability for payments or amounts due under any Assumed Contract or any other instrument, contract or purchase order on or prior to the Closing Date;

          (b) Obligations or liabilities under any Assumed Contract for which a Required Consent has not been obtained as of the Closing;

          (c) Any liability or obligation for or in respect of any of the Excluded Assets, including, without limitation, any Contract not included in the Assumed Contracts and any costs associated therewith;

          (d) Subject to Section 6.16 hereof, any liability or obligation for Taxes attributable to or imposed upon Seller or any of its direct or indirect subsidiaries, or attributable to or imposed upon the Purchased Assets for any period (or portion thereof) through the Closing Date, including, without limitation, any Taxes attributable to or arising from the transactions contemplated by this Agreement;

          (e) Any liability or obligation for or in respect of any loan, other indebtedness for money borrowed, or account payable of Seller or any of its direct or indirect subsidiaries, including, without limitation, the Promissory Note and any liabilities owed to Affiliates of Seller;

          (f) Any liability or obligation arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time, to the extent relating to any action or omission on or prior to the Closing Date by or on behalf of Seller or any of its direct or indirect subsidiaries, including, without limitation, any liability for infringement of intellectual property rights, breach of product warranty, injury or death caused by products, or violations of federal or state securities or other laws;

          (g) Any liability or obligation for making payments of any kind (including as a result of the sale of Purchased Assets or as a result of the termination of employment by Seller of employees, or other claims arising out of the terms and conditions of employment with Seller, or for vacation or severance pay or otherwise) to employees of Seller or in respect of payroll taxes for employees of Seller;

          (h) Any liability of Seller incurred in connection with the making or performance of this Agreement and the transactions contemplated hereby;

          (i) Any liability of Seller arising out of the violation of or failure to comply with any Environmental Regulations (as hereinafter defined) by Seller prior to the Closing Date applicable to any aspect of the Business; and

          (j) Any costs or expenses of Seller incurred in connection with shutting down, deinstalling and removing equipment not purchased by Buyer.

     2.5  Purchase Price.
          --------------

          (a) Subject to the adjustments set forth in Section 10 and the Escrow Agreement, the total purchase price for the Assets is $5,000,000 (the "Purchase
                                                                       --------
Price") payable in cash (the "Cash Consideration") and shares of Series D
-----                         ------------------
Preferred Stock of Buyer (the "Shares").
                               ------

          (b) Subject to Section 10 and the Escrow Agreement, the Purchase Price shall be paid by Buyer to Seller according to the following schedule: (i) $2,000,000 in cash (less (i) any amounts outstanding pursuant to the Promissory Note and (ii) an amount equal to $30,000 multiplied by the number of days in the year 2000 before the Closing Date divided by 365) shall be due and payable on the Closing Date (the "Immediate Consideration"), and shall be paid in
                       -----------------------
accordance with Section 3.2(c), (ii) $2,000,000 in cash shall be delivered to Wells Fargo Bank (the "Escrow Agent") or an account or accounts designated by
                       ------------
Escrow Agent (the "Second Payment"), and (iii) 76,923 Shares shall be issued in
                   --------------
the name of Seller and delivered to Escrow Agent or an account or accounts designated by Escrow Agent (individually, the "Third Payment", and together,
                                               -------------
with the Second Payment, the "Escrow Consideration").  The Escrow Consideration
                              --------------------
shall be subject to the provisions of the Escrow Agreement attached hereto as Exhibit J. The Shares shall not bear interest and will not be registered under
---------
the Securities Act.

     2.6  Reserved.
          --------

     2.7  Deemed Assignment of Contracts.  To the extent that the assignment
          ------------------------------
hereunder of any of the Assumed Contracts shall require the consent of any other party (or in the event that any of the same shall be non-assignable), neither this Agreement nor any actions taken hereunder shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in a loss or diminution thereof; provided, however, that, upon the request of the Buyer, Seller shall cooperate with Buyer to establish a reasonable arrangement designed to provide Buyer with the benefits and burdens of any such Assumed Contract, including appointing Buyer to act as its agent to perform all of Seller's obligations under such Assumed Contract and to collect and promptly remit to Buyer all compensation received by Seller pursuant to such Assumed Contract and to enforce, for the account and benefit of Buyer, any and all rights of Seller against any other person arising out of the breach or cancellation of such Assumed Contract by such other person or otherwise (any and all of which arrangements shall constitute, as between the parties hereto, a deemed assignment or transfer); provided, that from and after Closing, the Seller shall have no liability to the Buyer in the event that any Assumed Contract requiring consent to assignment hereunder (or which by it terms is non-assignable) is terminated.

     2.8  Allocation of Purchase Price.  On or before the Closing Date, Buyer
          ----------------------------
and Seller shall mutually agree to an allocation of the Purchase Price among the Purchased Assets for purposes of complying with the requirements of Section 1060 and the regulations thereunder. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service (and applicable state tax authorities) substantially identical and supplemental Internal Revenue Service Forms 8594 (and corresponding state tax forms) consistent with the allocation of the Purchase Price agreed to pursuant to this Section 2.8. If any Tax authority challenges such allocation, the party receiving notice of such challenge shall give the other prompt written notice thereof and the parties shall cooperate in order to preserve the effectiveness of such allocation.

3.   Closing.
     -------

     3.1  Closing.  Subject to the terms and conditions of this Agreement, the
          -------
Closing shall take place on such date, as soon as practicable after all conditions precedent in Sections 8 and 9 have been satisfied or waived, as the parties may agree, but in any case, no later than March 31, 2000. (the "Closing
                                                                        -------
Date").
----

     3.2  Actions at the Closing.  At the Closing, Seller shall deliver the
          ----------------------
Purchased Assets to Buyer, Buyer shall deliver the Immediate Consideration to Seller and deliver the Escrow Consideration to the Escrow Agent, and Buyer and Seller shall take such actions and execute and deliver such agreements, bills of sale, and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:

          (a) Seller Documents.  At the Closing, Seller shall deliver to Buyer
              ----------------
any and all documents required to satisfy the conditions set forth in Section 8 of this Agreement and any other closing documents reasonably requested by Buyer.

          (b) Buyer Documents.  At the Closing, Buyer shall deliver to Seller
              ---------------
any and all documents required to satisfy the conditions set forth in Section 9 of this Agreement and any other closing documents reasonably requested by Seller.

          (c) Purchase Price.  At the Closing, Buyer shall deliver (these
              --------------
amounts shall be current as of and inserted below on the Closing Date):

               (i)    $____________ of the Immediate Consideration to Seller;

               (ii) $[146,000] of the Immediate Consideration to Cupertino National Bank & Trust in full satisfaction of all amounts due and owing by Seller under that certain Business Loan Agreement dated as of August 11, 1998 by and between Seller and Cupertino National Bank & Trust;

               (iii) $[400] of the Immediate Consideration to JLA Credit Corporation in full satisfaction of all amounts due and owing by Seller under that certain ______________ Agreement dated as of _____________ by and between Seller and JLA Credit Corporation;

               (iv) an aggregate of $_________ of the Immediate Consideration to each of the entities and in the amounts listed on Schedule 3.2(c) hereto; and
                                                     ---------------

               (v)    the Escrow Consideration to the Escrow Agent.

          (d) Post-Closing Actions.  Subsequent to the Closing Date, Seller
              --------------------
shall, and shall cause any Affiliate of Seller to, from time to time execute and deliver, upon the request of Buyer, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may reasonably be requested by Buyer to effect, record or verify the transfer to and vesting in Buyer of Seller's and any of Seller's Affiliates' right, title and interest in and to the Purchased Assets, free and clear of all Liens in accordance with the terms of this Agreement.

4.   Representations and Warranties of Seller.
     ----------------------------------------

     Each representation and warranty set forth below is qualified by any exception or disclosures set forth in the Seller Disclosure Schedule attached hereto, which exceptions specifically reference the Section(s) to be qualified and is made and given with the intention of inducing the Buyer to enter into this Agreement. Seller represents and warrants to Buyer as follows:

     4.1  Organization, Standing and Power.  Seller is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Seller has the requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as now being conducted. Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the

Business. The Business is conducted entirely by the Seller. The books, accounts and records of the Business are maintained by the Seller.

     4.2  Capitalization.
          --------------

          (a) The authorized capital stock of Seller will, upon the Closing Date, consist of 7,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock, 585,000 of which have been designated Series A Preferred Stock 585,000 of which are issued and outstanding immediately prior to Closing, 391,449 of which have been designated Series B Preferred Stock 380,540 of which are issued and outstanding immediately prior to Closing, 1,000,000 of which have been designated Series C Preferred Stock 194,896 of which are issued and outstanding immediately prior to Closing, and 194,157 of which have been designated Series D Preferred Stock, 166,667 of which are issued and outstanding immediately prior to Closing. As of the Closing Date, the total number of outstanding shares of Common Stock is 844,465. The designations, rights, preferences and limitations in respect of each class of capital stock of Seller are set forth in its Articles of Incorporation. All outstanding shares of capital stock of Seller are duly authorized and validly issued, fully-paid and nonassessable and were issued in compliance with applicable securities laws.

          (b) Except as referenced above and for (i) conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (iii) outstanding options to purchase 470,042 shares of Common Stock under Seller's 1994 Stock Option Plan, (iv) 29,958 shares of Common Stock remaining available for future issuance to employees, directors and consultants under Seller's 1994 Stock Option Plan, and (v) outstanding warrants to purchase 14,585 shares of Series C Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from Seller of any shares of its capital stock.

     4.3  Authority.
          ---------

          (a) The execution and delivery of this Agreement (and all other agreements and instruments contemplated under this Agreement) by Seller, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the Board of Directors, and no other act or proceeding on the part of or on behalf of Seller or its shareholders is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments, the performance by Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The signatory officers of Seller have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Seller pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by Seller pursuant to the provisions hereof and thereof.

          (b) The affirmative vote of the holders of a majority of the shares of each class of Seller capital stock outstanding on the record date set for the meeting of Seller's shareholders or solicitation of the consent of Seller's shareholders in writing in lieu of a meeting (the

"Shareholder Meeting") is the only vote of the holders of any of Seller's
 -------------------
capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     4.4  Execution and Binding Effect.  This Agreement has been duly and
          ----------------------------
validly executed and delivered by Seller and constitutes, and the other agreements and instruments to be executed and delivered by Seller pursuant hereto, upon their execution and delivery by Seller, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Buyer), legal, valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor's rights, and by limitations applicable to equitable remedies.

     4.5  Consents and Approvals of Governmental Entities.  Other than the
          -----------------------------------------------
Governmental Authorizations there is no requirement applicable to Seller to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by Seller of the transactions contemplated by this Agreement and the other agreements and instruments to be executed and delivered by Seller pursuant hereto or the consummation by Seller of the transactions contemplated herein or therein.

     4.6  No Violation.  Neither the execution, delivery and performance of this
          ------------
Agreement or any of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Seller,
(b) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change of control of Seller or otherwise) any material obligation, or result in the loss of any material benefit, or give any person the right to require any security to be repurchased, or give rise to the creation of any Lien, upon any of the Purchased Assets under any of the terms, conditions, or provisions of any loan or credit agreement, note, bond, mortgage, indenture, or deed of trust, or any license, lease, agreement, or other instrument or obligation to which Seller is a party or by which or to which it or any of the Purchased Assets may be bound or subject, or (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Seller or by which any of the Purchased Assets may be bound.

     4.7  Consents.  Schedule 4.7 sets forth a true, complete and correct list
          --------   ------------
of all consents and approvals of third parties that are required by Seller under the terms of any Contract, Real Property Lease or consent, approval, registration, certification, authorization, permit or license of any Governmental Entity in connection with the Purchased Assets or the operation of the Business (each a "Required Consent").
                      ----------------

     4.8  Financial Information.  Seller has delivered to Buyer an unaudited
          ---------------------
balance sheet for the Business at December 31, 1999 (the "December 31, 1999
                                                          -----------------
Balance Sheet") and profit and loss statements for fiscal years ended December
-------------
31, 1996, December 31, 1997, and

December 31, 1998 (together with the December 31, 1999 Balance Sheet, the "Financial Statements"), copies of which are set forth in the Seller Disclosure
 --------------------
Schedule. The Financial Statements have been prepared consistently for all periods presented and in accordance with GAAP, consistently applied. The Financial Statements are in accordance with the books and records of Seller and present fairly the financial condition, operating results and cash flows of the Business as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance. The reserves, if any, reflected in the Financial Statements are adequate in light of the contingencies with respect to which they were made.

     4.9  No Undisclosed Liabilities.  Seller does not have any liability,
          --------------------------
indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required by GAAP to be reflected in the Financial Statements) except for those (i) that have been reflected in the December 31, 1999 Balance Sheet, (ii) that have arisen in the ordinary course of the Business since December 31, 1999 or (iii) obligations of the kinds not reflected on balance sheets prepared in accordance with GAAP. None of the liabilities, indebtedness, obligations, expenses, claims, deficiencies, guaranties or endorsements of any type incurred after the December 31, 1999 Balance Sheet are material either individually or in the aggregate to Seller or the Business.

     4.10 Absence of Certain Changes.  Since December 31, 1999, Seller has
          --------------------------
conducted the Business in the ordinary course consistent with past practice and Seller has not:

          (a) created, incurred or assumed (i) any borrowings under capital leases, or (ii) any obligation which in any material way affects the Business, the Purchased Assets or Buyer's ability to conduct the Business in substantially the same manner and condition as conducted by Seller on the date of this Agreement;

          (b) except as may be provided hereunder or otherwise in the ordinary course of business, changed in any material way, the salary or other compensation of any Employee or entered into any employment agreement with any Employee (as hereinafter defined);

          (c) cancelled any insurance coverage for the Business or the Purchased Assets in effect prior to December 31, 1999;

          (d) acquired or agreed to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business.

          (e) sold, disposed of or encumbered any of the Purchased Assets or licensed any Purchased Assets to any Person other than sales or licenses in the ordinary course of business;

          (f) entered into any agreements or commitments relating to the business conducted with the Purchased Assets, except on commercially reasonable terms and in the ordinary course of business;

          (g) entered into any agreement with any third party for the distribution of any of the Purchased Assets;

          (h) changed or announced any change to the products or services sold by the Business;

          (i) violated, amended or otherwise changed in any way the terms of any Contracts;

          (j) commenced a lawsuit related to or involving the Purchased Assets other than for the routine collection of bills;

          (k) assigned, sold or otherwise conveyed to any third party, any of its accounts receivable prior to the Closing Date; or

          (l) made any agreement to do any of the foregoing.

     4.11 Assets Generally.
          ----------------

          (a) The Purchased Assets include all of the assets (tangible and intangible), properties, licenses, permits, Contracts and other agreements, currently used by Seller in operating the Business and reasonably necessary for the conduct of the Business after the Closing Date in a manner substantially equivalent to the manner in which Seller has operated the Business prior to and through the Closing Date. Other than the Required Consents and the Governmental Approvals, no licenses or other consents from, or payments to, any other Person are or will be necessary for Buyer to operate the Business and use the Purchased Assets in substantially the manner in which Seller has operated the same.

          (b) Seller holds good and marketable title, license to or leasehold interest in all of the Purchased Assets and has the complete and unrestricted power and the unqualified right to sell, assign and deliver the Purchased Assets to Buyer. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and marketable title, license or leasehold interest to the Purchased Assets free and clear of any Liens except for Permitted Liens. No Person other than Seller has any right or interest in the Purchased Assets, including the right to grant interests in the Purchased Assets to third parties, except for Purchased Assets licensed or leased from third parties which are set forth in the Seller Disclosure Schedule.

          (c) None of the Purchased Assets that constitute tangible personal property is held under any lease, security agreement, conditional sales contract, Lien, or other title retention or security arrangement. Schedule
                                                                   --------
2.1(a) contains a true, complete and correct description of the items of
------
Personal Property which comprise all Personal Property used or held for use in connection with the Business and which are material to the operation of the Business as now conducted by Seller. All such Personal Property is located at the locations listed on Schedule 2.1(a).
          ---------------

          (d) All of the Inventories are items of a quality usable or saleable in the ordinary course of business.

          (e) All accounts receivable, notes receivable and other receivables included in the Purchased Assets are valid and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts less any reserves for doubtful accounts recorded on the December 31, 1999 Balance Sheet.

          (f) All of the Purchased Assets are in good operating condition and repair, except for ordinary wear and tear.

     4.12 Intellectual Property.
          ---------------------

          (a) To the best of Seller's knowledge, neither the development, manufacture, marketing, license, sale or use of any product or intellectual property currently licensed, used or sold by Seller violates any license or agreement to which Seller is a party or infringes any copyright, patent, trademark, service mark, trade secret or other intellectual property or other proprietary right of any other party. All registered trademarks, service marks, patents and copyrights held by Seller are valid and subsisting. There is no pending or, to Seller's knowledge, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Purchased Assets (including without limitation the Intellectual Property) necessary or required for, or used in, the conduct of the business of Seller as presently conducted nor, to Seller's knowledge, is there any basis for any such claim, nor has Seller received any written notice asserting that any such Purchased Asset (including without limitation the Intellectual Property) or the proposed use, sale, license or disposition thereof conflicts with the rights of any other party. Seller is not aware of any material unauthorized use, infringement or misappropriation on the part of any third party of the Purchased Assets (including without limitation the Intellectual Property).

          (b) Seller has taken reasonable steps (including, without limitation, entering into confidentiality and non-disclosure agreements ("Confidentiality
                                                              ---------------
Agreements") with all officers, directors, shareholders, and employees of and
----------
consultants to Seller with access to or knowledge of the Purchased Assets (including without limitation the Intellectual Property)) to maintain the secrecy and confidentiality of, and its proprietary rights in, the Purchased Assets (including without limitation the Intellectual Property).

          (c) Schedule 4.12 contains a complete and accurate list of all
              -------------
patents, patent applications, trademarks, trademark applications, service marks and copyright or mask work registrations filed by or on behalf of Seller.

          (d) All fees to maintain Seller's rights in the Intellectual Property, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the Intellectual Property due and payable on or before the Closing Date, have been paid by Seller or will be paid by Seller within a reasonable period after the Closing.

          (e) All of the (i) Intellectual Property developed by Seller and (ii) to Seller's knowledge, Intellectual Property developed other than by Seller, used to operate the Business (including for purposes of products and functionality currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

     4.13 Reserved.
          --------

     4.14 Warranties and Indemnities.  The Seller Disclosure Schedule sets forth
          --------------------------
a true and correct summary of all written warranties and indemnities relating to products sold or services rendered by Seller and any currently pending claims thereunder.

     4.15 Real Property.
          -------------

          (a) Seller does not own any real property.  Schedule 2.1(d) sets forth
                                                      ---------------
a list of all real property currently leased by Seller and for each lease, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. Seller has delivered to Buyer a true, correct and complete copy of each Real Property Lease identified on Schedule 2.1(d). Each Real Property Lease is in good
                    --------------
standing, valid and effective and grants the leasehold estates or rights or occupancy or use that it purports to grant. Neither Seller nor, to Seller's knowledge, any other party to any such Real Property Lease has given notice of termination or taken any action inconsistent with the continuance of, is now in violation or breach of, or in default in complying with any material provision thereof. Each Real Property Lease is enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor's rights, any by limitations applicable to equitable remedies, and each such Real Property Lease is to the knowledge of Seller enforceable against the other parties thereto, subject to the above limitations and to the limitation that some provisions in the contracts may be unenforceable, although such lack of enforceability does not materially impair the enjoyment of the rights of Seller under such Real Property Lease.

          (b) To Seller's knowledge, no violation of any law, regulation or ordinance, including without limitation, laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to the Business or any Purchased Asset currently exists except for violations which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business or the Purchased Assets.

     4.16 Reserved.
          --------

     4.17 Reserved.
          --------

     4.18 Licenses and Permits.  Seller holds all consents, approvals,
          --------------------
registrations, certifications, authorizations, permits and licenses of, and has made all filings with, or notifications to, all Governmental Entities pursuant to applicable requirements of all federal, state, local and foreign laws, ordinances, governmental rules or regulations applicable to the Business, except where the failure to obtain such consents, approvals, registrations, certifications, authorizations, permits, licenses and filings with Governmental Entities would not have a Material Adverse Effect.

     4.19 Employees.
          ---------

          (a) Schedule 4.19 sets forth the names, home addresses, compensation
              -------------
levels, share option position, if any, and job titles of all of the Employees.

          (b) It is currently not necessary for Seller to utilize in the Business any inventions of any employee, officer, director, shareholder or consultant made or owned prior to their employment by or affiliation with Seller, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities made or owned prior to their employment with or engagement by Seller, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such persons or entity is a party or to which any of such assets or rights may be subject.

          (c) To Seller's knowledge, none of Seller's employees, consultants, officers, directors or shareholders that has had knowledge of or access to information relating to the Purchased Assets has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the Purchased Assets by such previous employer which has resulted in Seller's access to or use of such proprietary items included in the Purchased Assets, and Seller will not gain access to or make use of any such proprietary items in the Business, except to the extent that any such activities would not have a material adverse effect on the Purchased Assets or the Business.

          (d) Except for the Confidentiality Agreements, there are no written or oral contracts of employment between Seller and any Employee.

          (e) The Seller is not a party to a collective bargaining agreement with any trade union, the Seller's employees are not members of a trade union certified as a bargaining agent with the Seller and no proceedings to implement any such collective bargaining agreement or certifications are pending.

          (f) Seller does not have any Employee Benefit Plan as defined in the Employment Retirement Income Security Act of 1974.

          (g) There are no grievance or arbitration proceedings pending or, to Seller's knowledge, threatened, with respect to Seller's employees, nor is Seller aware of any basis for such proceedings or events.

     4.20 Taxes.  All Taxes due and payable for all periods (or portions
          -----
thereof) prior to and including the Closing Date have been paid by Seller. Seller and any other person required to file returns or reports of Taxes have duly and timely filed (or will file prior to the Closing Date) all returns and reports of Taxes required to be filed prior to such date, and all such returns and reports are true, correct, and complete. There are no liens for Taxes on any of the Purchased Assets. Seller has complied with all record keeping and tax reporting obligations relating to income and employment taxes due with respect to compensation paid to employees or independent contractors providing services to the Business. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code. There are no pending or, to Seller's knowledge, threatened proceedings with respect to Taxes payable by Seller, and there are no outstanding waivers or extensions of statutes of limitations with respect to assessments of Taxes payable by Seller. No agreement or arrangement regarding compensation of any employee providing services to the Business provides for any payments which could result in a nondeductible expense to the Buyer pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

     4.21 Compliance with Laws.  The operation of the Business has been
          --------------------
conducted in all material respects in accordance with all applicable laws, ordinances, governmental rules, regulations and other requirements of Governmental Entities having jurisdiction over the Business. Seller has no reason to believe that any consents, approvals, authorizations, registrations, certifications, permits, filings or notifications that it has received or made to operate the Business are invalid or have been or are being suspended, canceled, revoked or questioned. To Seller's knowledge, there is no investigation or inquiry to which Seller is a party or pending or threatened, relating to the Business and its compliance with applicable foreign, state, local or foreign laws, ordinances, governmental rules or regulations.

     4.22 Environmental Matters.  The Seller has not caused or allowed, or
          ---------------------
contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its Business or otherwise. To the best of its knowledge, Seller, the operation of the Business, and any real property that Seller owns, leases or otherwise occupies or uses (the "Premises") are in compliance with all
                                           --------
applicable Environmental Laws (as defined below) or orders or directives of any governmental authorities having jurisdiction under such Environmental Laws. Seller has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of the Business, and Seller is not aware of any basis therefor. For purposes of this Agreement, the term "Environmental Laws" shall mean any
                                      ------------------
federal, state or local law or ordinance or regulation pertaining to the protection of public health or safety or damage to protection of the environment in connection with the use, storage, disposal, transport or handling of Hazardous Substances. For purposes of this Agreement, the term "Hazardous
                                                                 ---------
Substances" shall include any materials classified as hazardous or toxic under
----------
any Environmental Laws.

     4.23 Material Contracts.
          ------------------

          (a) Schedule 4.23 contains a list of all Contracts which are material
              -------------
to the Business ("Material Contracts").  "Material Contracts" shall include,
                  ------------------      ------------------
without limitation, the following and shall be categorized in the Seller Disclosure Schedule as follows:

              (i) each Contract (other than routine purchase orders given and pricing quotes received in the ordinary course of the Business and covering a period of less than one year) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Business under the terms of which Seller, on behalf of the
Business: (A) paid or otherwise gave consideration of more than $5,000 in the aggregate during the fiscal year ended December 31, 1999, (B) is likely, in the judgment of Seller, to pay or otherwise give consideration of more than $5,000 in the aggregate during the fiscal year ended December 31, 2000, (C) is likely, in the judgment of Seller, to pay or otherwise give consideration of more than $5,000 in the aggregate over the remaining term of such contract or (D) cannot be canceled without penalty or further payment of less than $2,500;

              (ii) each customer contract and agreement of the Business, including names, addresses, contact names and telephone numbers (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) which (A) involved consideration of more than $5,000 in the aggregate during the fiscal year ended December 31, 1999, (B) is likely, in the judgment of Seller, to involve consideration of more than $5,000 in the aggregate during the fiscal year ended December 31, 2000, (C) is likely, in the judgment of Seller, to involve consideration of more than $5,000 in the aggregate over the remaining term of the contract or (D) cannot be canceled without penalty or further payment of less than $2,500;

              (iii)   (A) all Contracts relating to remote monitoring sites, and
(B) all Contracts between Seller and any FM radio stations;

              (iv) (A) all distributor, manufacturer's representative, broker, franchise, agency and dealer contracts and agreements of the Business (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements of the Business;

              (v) all management contracts with independent contractors or consultants (or similar arrangements) of the Business;

              (vi) all Contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which the Business has created, incurred, assumed or guaranteed indebtedness or under which the Business has imposed a security interest or Lien on any of its assets, whether tangible or intangible, to secure indebtedness;

              (vii) all Contracts and agreements that limit the ability of any Person related to the Business, or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

              (ix) all Contracts pursuant to which Seller has agreed to supply products to, perform services or otherwise engage in the conduct of the Business for a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer; and

              (x) all other Contracts (A) which are material to the Business or (B) the absence of which would have a Material Adverse Effect on the Business.

          (b) Each license and each Material Contract is a legal, valid and binding agreement, and none of the Material Contracts is in default by its terms or has been canceled by the other party or by Seller; Seller is not in receipt of any claim of default under any such agreement; and Seller does not anticipate any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the transactions contemplated hereby. Seller has furnished Buyer with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

          (c) There are no Contracts or other arrangements involving Seller in which any member, manager, officer, director or Affiliate of Seller has a financial interest in, including indebtedness to, Seller.

     4.24 Products and Services.  Each of the products and services produced,
          ---------------------
sold or provided by Seller in connection with the Business is, and at all times has been, in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and is, and at all relevant times has been, fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made in connection with the sale of such product or service. There is no design defect with respect to any of such products, and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use.

     4.25 Product Liability.  There are no claims, actions, suits, inquiries,
          -----------------
proceedings or investigations pending by or against Seller, relating to any products the Business and containing allegations that such products are defective or were improperly designed or manufactured or improperly labeled or otherwise improperly described for use.

     4.26 Litigation; Other Claims. There are no claims, actions, suits,
          ------------------------
proceedings, or formal investigations against Seller, or any of its officers, directors or shareholders, relating to the Business, the Purchased Assets or Seller's employees which are currently pending or, to Seller's knowledge, threatened, at law or in equity or before or by any Governmental Entity, or which challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby, nor is Seller aware of any basis for such claims, actions, suits, inquiries, proceedings, or investigations; and no Governmental Entity has at any time challenged or questioned the legal right of Seller to offer or sell any of its products or services.

     4.27 Defaults.  Seller is not in default under or with respect to any
          --------
judgment, order, writ, injunction or decree of any court or any Governmental Entity which could reasonably be expected to have a Material Adverse Effect on the Business or any of the Purchased Assets.

     4.28 Reserved.
          --------

     4.29 Full Disclosure.  Seller is not aware of any facts pertaining to the
          ---------------
Purchased Assets or the Business which it has not disclosed to Buyer or Buyer's legal counsel which would result in a Material Adverse Effect to the Business or the Purchased Assets. There are no developments affecting any of the Purchased Assets pending or, to the knowledge of Seller threatened, which might materially detract from the value of such Purchase Assets, materially interfere with any present or intended use of any such Purchased Assets or have a Material Adverse Effect on the marketability of the Purchased Assets. Neither this Agreement nor any other agreement, exhibit, schedule or officer's certificate being entered into or delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained in such document not misleading.

     4.30 Brokers and Finders.  Neither Seller nor any of its officers,
          -------------------
directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finder's fee in connection with the transactions contemplated by this Agreement.

     4.31 Fair Consideration; No Fraudulent Conveyance.  The transactions
          --------------------------------------------
contemplated in this Agreement or any agreements referenced in this Agreement will not constitute a fraudulent conveyance under applicable state, local and foreign statutes, ordinances, governmental rules and regulations, or otherwise give rise to any right of any creditor of Seller to any of the Purchased Assets after the Closing.

     4.32 Insurance.  The Seller Disclosure Schedule lists all insurance
          ---------
policies and fidelity bonds covering the Purchased Assets. There is no claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies and bonds. All premiums due and payable under all such policies and bonds have been paid and Seller is otherwise in material compliance with the terms of such policies and bonds. To Seller's knowledge, there is no threatened termination of, or material premium increase with respect to, any of such policies.

5.   Representations and Warranties of Buyer.
     ---------------------------------------

     Each representation and warranty set forth below is qualified by any exception or disclosures set forth in the Buyer Disclosure Schedule attached hereto, which exceptions specifically reference the Section(s) to be qualified and is made and given with the intention of inducing the Seller to enter into this Agreement. Buyer represents and warrants to Seller as follows:

     5.1  Organization.  Buyer is a corporation duly formed and validly existing
          ------------
and in good standing under the laws of California, and has full corporate power and authority and the legal right to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, and to consummate the transactions contemplated hereby and thereby. Buyer is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Buyer's business.

     5.2  Authority.  The execution and delivery of this Agreement (and all
          ---------
other agreements and instruments contemplated hereunder) by Buyer, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the Board of Directors of Buyer, and no other act or proceeding on the part of Buyer or its shareholders is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The signatory officers of Buyer have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by Buyer pursuant to the provisions hereof and thereof.

     5.3  Execution and Binding Effect.  This Agreement has been duly and
          ----------------------------
validly executed and delivered by Buyer and constitutes, and the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, upon their execution and delivery by Buyer, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Seller), legal, valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally or provisions limiting competition, and by equitable principles.

     5.4  Consent and Approvals.  There is no requirement applicable to Buyer to
          ---------------------
make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by Buyer of the transactions contemplated by this Agreement and the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, except for filings (a) which are referred to in the Seller Disclosure Schedule or (b) the failure of making which would not have a Material Adverse Effect on the transactions contemplated hereby.

     5.5  No Violation.  Neither the execution, delivery and performance of this
          ------------
Agreement or any of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Buyer,
(b) violate, conflict with or result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound, or (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Buyer or by which any of its properties or assets may be bound.

     5.6  Capitalization.
          --------------

          (a) The authorized capital stock of Buyer will, upon the Closing Date, consist of 48,072,114 shares of Common Stock and 26,927,886 shares of Preferred Stock, 3,750,000 of which have been designated Series A Preferred Stock all of which are issued and outstanding immediately prior to Closing, 12,413,793 of which have been designated Series B Preferred Stock all of which are issued and outstanding immediately prior to Closing, 6,956,400 of which have been designated Series C Preferred Stock all of which are issued and outstanding immediately prior to Closing, and 3,807,693 of which have been designated Series D Preferred Stock, 3,590,763 of which are issued and outstanding immediately prior to Closing. As of the Closing Date, the total number of outstanding shares of Common Stock is 8,899,940. The designations, rights, preferences and limitations in respect of each class of capital stock of Buyer are set forth in its Articles of Incorporation. All outstanding shares of capital stock of Buyer are duly authorized and validly issued, fully-paid and nonassessable and were issued in compliance with applicable securities laws. Buyer has reserved 76,923 shares of Series D Preferred Stock for issuance hereunder.

          (b) Except as referenced above and for (i) conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (ii) outstanding options to purchase 4,112,825 shares of Common Stock under the Buyer's 1996 Stock Option Plan, (iii) 1,139,051 shares of Common Stock remaining available for future issuance to employees, directors and consultants under Buyer's 1996 Stock Option Plan, and (iv) the rights set forth in the Amended and Restated Investors' Rights Agreement dated December 17, 1999 among Buyer and certain holders of Buyer's capital stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from Buyer of any shares of its capital stock.

     5.7  Valid Issuance of Securities.  The Shares being issued to Seller
          ----------------------------
hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and pursuant to applicable state and federal securities laws. The Common Stock issuable upon conversion of the shares has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Buyer's Amended and Restated Articles of Incorporation, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and pursuant to applicable federal and state securities laws.

     5.8  Title to Property and Assets.  Buyer owns its property and assets free
          ----------------------------
and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair Buyer's ownership or use of such property or assets. With respect to the property and assets it leases, Buyer is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     5.9  Employee Benefit Plans.  Buyer has complied with all applicable local,
          ----------------------
state and federal regulations with respect to each employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement and employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

     5.10 Tax Returns and Payments.  Buyer has filed all federal, state and
          ------------------------
local tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Buyer has paid all taxes and other assessments due. Buyer has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

     5.11 Insurance.  Buyer has in full force and effect fire and casualty
          ---------
insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any (including all) of its properties that might be damaged or destroyed.

     5.12 Labor Agreements and Actions.  Buyer is not bound by or subject to
          ----------------------------
(and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Buyer, has sought to represent any of the employees, representatives or agents of Buyer. There is no strike or other labor dispute involving Buyer pending, or to the knowledge of the Buyer threatened, which could have a Material Adverse Effect on the business of Buyer (as such business is presently conducted and as it is proposed to be conducted), nor is Buyer aware of any labor organization activity involving its employees. To its knowledge, Buyer has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. To Buyer's knowledge, no employee of Buyer, nor any consultant with whom Buyer has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Buyer because of the nature of the business to be conducted by Buyer; and to Buyer's knowledge the continued employment by Buyer of its present employees, and the performance of Buyer's contracts with its independent contractors, will not result in any such violation. Buyer has not received any notice alleging that any such violation has occurred.

     5.13 Permits.  To its knowledge, Buyer is not in violation of any
          -------
applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of Buyer. Buyer has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of Buyer and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Buyer is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     5.14 Environmental and Safety Laws.  To the best of its knowledge, Buyer is
          -----------------------------
not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     5.15 Litigation; Other Claims.  There are no claims, actions, suits,
          ------------------------
proceedings, or formal investigations against Buyer, or any of its officers, directors or shareholders, relating to Buyer's business or Buyer's employees which are currently pending or, to Buyer's knowledge, threatened, at law or in equity or before or by any Governmental Entity, or which challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby, nor is Buyer aware of any basis for such claims, actions, suits, inquiries, proceedings, or investigations; and no Governmental Entity has at any time challenged or questioned the legal right of Buyer to offer or sell any of its products or services.

     5.16 Full Disclosure.  Buyer has fully provided the Purchasers with all the
          ---------------
information which Seller has requested for deciding whether to enter into the transactions contemplated by this Agreement and all information which Buyer believes is reasonably necessary to enable Seller to make such a decision. Neither this Agreement nor any other agreement, exhibit, schedule or officer's certificate being entered into or delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained in such document not misleading. To the extent any business plans or financial or other projections were disclosed to Seller, such information was prepared in good faith; however, Buyer does not warrant that it will achieve such projections.

     5.17 Intellectual Property.  Buyer owns or possesses sufficient legal
          ---------------------
rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is Buyer bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. Buyer has not received any communications alleging that Buyer has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. Buyer is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of Buyer or that would conflict with Buyer's business as proposed to be conducted. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

6.   Covenants.
     ---------

     6.1  Access to Information.
          ---------------------

          (a) Prior and subsequent to the Closing and subject to the execution of nondisclosure agreements reasonably satisfactory to Buyer and Seller, Seller will permit Buyer to make a full and complete investigation of the Purchased Assets and to receive from Seller all information of Seller relating to the Purchased Assets or reasonably related to Seller's conduct of the Business. Without limiting this right, Seller will give to Buyer and its accountants, legal counsel, and other representatives full access, during normal business hours, at a mutually agreeable location arranged in advance, to all of the books, records, files, documents, properties, and contracts of Seller relating to the Purchased Assets or reasonably related to Seller's conduct of the Business and allow Buyer and any such representatives to make copies thereof, all of which shall be made available in an organized fashion and so as to facilitate an orderly review. This Section 6.1 shall not affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement. Seller shall maintain and make available the information and records specified in this Section 6.1(a) in the ordinary course of Seller's business and document retention policies, as if the transactions contemplated by this Agreement had not occurred.

          (b) At all times following the Closing, each party shall provide the other party (at such other party's expense) with such reasonable assistance, including the provision of available relevant records or other information and reasonable access to and cooperation of any employees, as may be reasonably requested by either of them in connection with the preparation of any financial statement or tax return, any audit or examination by any taxing authority, or any judicial or administrative proceeding relating to liability for Taxes.

     6.2  Reserved.
          --------

     6.3  Certain Notifications.  At all times prior to the Closing, Seller and
          ---------------------
Buyer shall promptly notify the other party in writing of the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy any of the conditions specified in Section 8 or Section 9 of this Agreement.

     6.4  Best Efforts.  The parties hereto shall use their best efforts (i) to
          ------------
cause to be fulfilled and satisfied all of the conditions to the Closing set forth in Section 8 and 9 below, (ii) to cause to be performed all of the matters required of such party at the Closing and (iii) to cause the Assumed Contracts to be assigned to Buyer.

     6.5  Seller's Conduct of the Business Prior to Closing.  During the period
          -------------------------------------------------
from the date of this Agreement to the Closing Date, Seller will conduct the Business in its ordinary and usual course, consistent with past practice, and will use all reasonable efforts to preserve intact all rights, privileges, franchises and other authority of the Business, to retain the employees, and to maintain favorable relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having relationships with the Business. Seller shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business, and any material event involving the Business or the Purchased Assets. Without limiting the generality of the foregoing, and except as approved in writing by Buyer in advance, prior to the Closing, Seller:

          (a) will not create, incur or assume (i) any borrowings under capital leases, or (ii) any obligation which would in any material way affect the Business, the Purchased Assets or Buyer's ability to conduct the Business in substantially the same manner and condition as conducted by Seller on the date of this Agreement;

          (b) will not change in any manner the compensation of, or agree to provide additional benefits to, or enter into any employment agreement with, any employee;

          (c) will not reduce or cancel its insurance coverage;

          (d) will not acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business.

          (e) will not sell, dispose of or encumber any of the Purchased Assets or license any Purchased Assets to any Person except for the sale of Inventory in the normal course of business consistent with past practice;

          (f) will not engage in any special promotion which promotes the sale of Inventory with highly discounted terms;

          (g) will not enter into any Contracts relating to the Business, except on commercially reasonable terms in the ordinary course of business of the Business;

          (h) will comply in all material respects with all laws and regulations applicable to the Business;

          (i) will not enter into any agreement with any third party for the distribution of any of the Purchased Assets;

          (j) will use reasonable efforts to assist Buyer in employing after the Closing Date those employees to whom offers of employment are made by Buyer, and will not (and will cause its Affiliates not to) solicit such employees to remain in the employ of Seller or any of its Affiliates after the Closing Date;

          (k) will not change or announce any change to the products or services sold by the Business except with Buyer's written consent or at Buyer's request;

          (l) will not expand the use of the Purchased Assets within the organization of Seller;

          (m) will not violate, amend or otherwise change in any way the terms of any of the Assumed Contracts;

          (n) will not commence a lawsuit related to or involving the Purchased Assets other than (a) for the routine collection of bills; (b) for injunctive relief on the grounds that Seller has suffered immediate and irreparable harm not compensable in money damages, provided that Seller has obtained the prior written consent of Buyer, such consent not to be unreasonably withheld; or (c) for a breach of this Agreement;

          (p) will not assign, sell or otherwise convey to any third party, without obtaining Buyer's prior written consent, any of its accounts receivable prior to the Closing Date.

     6.6  No Other Bids.
          -------------

          (a) Until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement pursuant to its terms, Seller shall not, and Seller shall not authorize any of its directors, officers, employees, agents or advisors including, without limitation, attorneys, accountants, consultants, bankers and financial advisors, to directly or indirectly, (x) initiate, solicit or encourage submission of any inquiries, proposals or offers by any person, entity or group (other than with Buyer and its affiliates, agents and representatives) relating to any Transaction Proposal (as defined below), (y) participate in any discussions or negotiations with, or disclose any non-public information concerning Seller, the Business or the Purchased Assets to, or otherwise assist, cooperate with, facilitate or encourage, or enter into any agreement or understanding with, any person, entity or group (other than with Buyer and its affiliates, agents and representatives) in connection with any Transaction Proposal, or (z) execute and deliver any written letter of intent or similar document with any third party relating to a Transaction Proposal. For purposes of this Agreement, a "Transaction Proposal" shall mean any proposal
                               --------------------
relating to the possible acquisition of Seller, the Business or the Purchased Assets or equity interests in Seller whether by way of merger, transfer of capital stock of Seller, purchase of all or substantially all of the assets of Seller, or otherwise.

          (b) Seller will (i) notify Buyer immediately if any inquiry or proposal is made or any information or access is requested (other than by Buyer) in connection with a potential Transaction Proposal and (ii) immediately communicate to Buyer the terms and conditions of any such Transaction Proposal or potential Transaction Proposal or inquiry and the identity of the offeror or potential offeror.

     6.7  Tax Returns.  Seller shall, to the extent that failure to do so could
          -----------
adversely affect the Business or the Purchased Assets following Closing, (a) continue to file in a timely manner all returns and reports relating to Taxes, and such returns and reports shall be true, correct and complete and Seller shall deliver to Buyer a copy of each such filed return and report within thirty
(30) days of such filing, and (b) be responsible for and pay when due any and all Taxes.

     6.8  Post-Closing Access to Information.  If, after the Closing Date, in
          ----------------------------------
order properly to operate the Business or prepare documents or reports required to be filed with governmental authorities or Buyer's financial statements, it is necessary that Buyer obtain additional information within Seller's possession relating to the Purchased Assets or the Business, Seller will furnish or cause its representatives to furnish such information to Buyer at Buyer's sole expense. Such information shall include, without limitation, all agreements between Seller and any Person relating to the Business. Seller shall maintain and make available the information and records specified in this Section 6.8 for a period of three (3) years after the Closing Date.

     6.9  Post-Closing Cooperation.
          ------------------------

          (a) Seller agrees that, if reasonably requested by Buyer, it will cooperate with Buyer, at Buyer's expense, in enforcing the terms of any agreements between Seller and any third party involving the Business, including without limitation terms relating to confidentiality and the protection of intellectual property rights. In the event that Buyer is unable to enforce its intellectual property rights against a third party as a result of a rule or law barring enforcement of such rights by a transferee of such rights, Seller agrees to reasonably cooperate with Buyer by assigning to Buyer such rights as may be required by Buyer to enforce its intellectual property rights in its own name. If such assignment still does not permit Buyer to enforce its intellectual property rights against the third party, Seller agrees to initiate proceedings against such third party in Seller's name, provided that Buyer shall be entitled to participate in such proceedings and provided further that Buyer shall be responsible for the expenses of such proceedings and shall reimburse Seller for such expenses as they are incurred by Seller.

          (b) Subsequent to the Closing Date, Seller shall, from time to time, execute and deliver, upon the request of Buyer, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may reasonably be requested by Buyer to effect, record or verify the transfer to, and vesting in Buyer, of Seller's right, title and interest in and to the Purchased Assets, free and clear of all Liens, except for Permitted Liens, in accordance with the terms of this Agreement.

          (c) Seller will assist Buyer in obtaining any licenses, permits or authorizations required for carrying on the Business but which are not transferable.

     6.10 No Post-Closing Retention of Copies.  Immediately after the Closing,
          -----------------------------------
Seller shall deliver to Buyer or destroy copies of Purchased Assets in Seller's possession that are in addition to copies delivered to Buyer as part of the Closing, whether such copies are in paper form, on computer media or stored in another form; provided, however, that Seller may retain and use copies of
              --------  --------
financial books and records relating to the Business as well as other documents required by law to be kept by Seller for the sole purpose of preparing its statutory accounts. The Seller shall not be permitted to use the financial books and records of the Business for any other reason.

     6.11 Public Announcements.  The parties hereby agree that upon execution of
          --------------------
this Agreement, Seller shall issue a press release substantially in the form attached hereto as Exhibit A announcing the Asset Sale. Buyer and Seller shall
                   ---------
advise and confer with each other prior to
the issuance of any other reports, statements or releases concerning this Agreement (including the exhibits and schedules hereto) and the transactions contemplated herein. Neither Buyer nor Seller will make any public disclosure with respect to the transactions contemplated herein unless both parties agree on the text and timing of such public disclosure; provided, however, that
                                                  --------  -------
nothing contained herein shall prevent either party at any time from furnishing any information to any Governmental Entity.

     6.12 Post-Closing Actions.  Subsequent to the Closing Date, Seller shall
          --------------------
use its best efforts to satisfy Seller's liabilities and the liabilities of the Business not expressly assumed by Buyer pursuant to Section 2.3 hereof and to obtain written releases from claims from such creditors. On or before the three
(3) month anniversary of the Closing Date, Seller shall provide Buyer with materials and documents substantiating the satisfaction of this Section 6.12. Seller shall maintain and make available to Buyer the information and records specified in this Section 6.12 for a period of two (2) years after the Closing Date.

     6.13 Future Agreements.  In the event Seller enters into any agreement
          -----------------
between the date of this Agreement and the Closing that relates primarily to the Business, at the request of Buyer, Seller agrees to include any such agreement within the Assumed Contracts.

     6.14 Reserved.
          --------

     6.15 Reserved.
          --------

     6.16 Transfer Taxes.  Buyer shall be responsible for paying and shall
          --------------
promptly discharge when due, any sales or use, transfer, real property gains, excise or stamp taxes arising from the transfer of the Purchased Assets pursuant to this Agreement. Notwithstanding the foregoing, in no event shall Buyer be liable for any other Taxes of Seller, including without limitation any income or alternative minimum taxes.

     6.17 Risk of Loss.  The risk of any loss, damage, impairment, confiscation,
          ------------
or condemnation of any of the Purchased Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing. In the event of any such loss, damage, impairment, confiscation, or condemnation, whether or not covered by insurance, Seller shall promptly notify Buyer of such loss, damage, impairment, confiscation, or condemnation, which notice shall provide an estimate of the costs to repair, restore or replace such Purchased Assets and shall state whether Seller intends to repair, restore or replace such assets.

     6.18 Reserved.
          --------

     6.19 Non-Competition Agreement.
          -------------------------

          (a) In consideration of the Buyer entering into this Agreement, Seller (on its own behalf and not on behalf of its officers, directors or shareholders in their individual capacities) undertakes that for one (1) year after the Closing Date and within the counties, cities and states of the United States of America and each political subdivision and/or nation throughout the world (the "Territory") it will not:
 ---------

              (i) participate, assist or otherwise be directly or indirectly involved or concerned, financially or otherwise, as a member, shareholder, unit holder, director, consultant, adviser, contractor, principal, agent, manager, beneficiary, partner, associate, trustee, financier or otherwise in any business or activity which is the same as or substantially similar to the Business or any material part of it (a "Restricted Business");
                        -------------------

              (ii) solicit, canvass, induce or encourage directly or indirectly any employee of Buyer to leave the employment of Buyer;

              (iii) solicit, canvass, approach or accept any offer from any person or entity who was at any time during the 24 months immediately preceding the Closing Date a customer or supplier of the Business with a view to establishing a relationship with or obtaining the patronage of that person or entity in a Restricted Business;

              (iv) interfere or seek to interfere, directly or indirectly, with any relationship between Buyer and any client, customer, employee or supplier of the Business.

          (b) If any of the separate and independent covenants and restraints referred to in clause (a) of this Section 6.19 are or become invalid or unenforceable for any reason then that invalidity or unenforceability will not affect the validity or enforceability of any other separate and independent covenants and restraints.

          (c) If any prohibition or restriction contained in clause (a) of this
Section 6.19 is judged to go beyond what is reasonable in the circumstances, but would be judged reasonable if that activity was deleted or that period or area was reduced, then the prohibitions or restrictions apply with that activity deleted or period or area reduced by the minimum amount necessary.

          (d) Seller acknowledges that:

              (i) the prohibitions and restrictions contained in clause (a) of this Section 6.19 are reasonable and necessary; and

              (ii) Seller has received valuable consideration for agreeing to the covenants in clause (a) of this Section 6.19.

          (e) Seller and Buyer acknowledge and agree that it will be difficult to compute the amount of damage or loss to Buyer if Seller violated any of their agreements under this Section 6.19, that Buyer will be without an adequate legal remedy if Seller violated the provisions of this Section 6.19, and that any such violation may cause substantial irreparable injury and damage to Buyer not fully compensable by monetary damages. Therefore, Seller and Buyer agree that in the event of any violation by Seller of this Section 6.19, Buyer shall be entitled
(i) to recover from Seller monetary damages, (ii) to obtain specific performance, injunctive or other equitable relief, of either a preliminary or permanent type, and (iii) to seek any other available rights or remedies at law or in equity which may be exercised concurrently with the rights granted hereunder.

     6.20 Expenses. Seller and Buyer shall each pay all costs and expenses
          --------
incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Seller shall be solely responsible for all costs and expenses necessary or incident to the transfer of any of the Purchased Assets to Buyer, excluding those Taxes described in Section
6.16 hereof and the fees set forth in Section 7 of the Amendment and Consent to License Agreement.

     6.21 Settlement with Communications and Measurement Technologies Limited.
          -------------------------------------------------------------------
Seller shall use its best efforts to enter into a full and final settlement of all claims of whatever nature arising from (i) an Operating License Agreement by and between Communications and Measurement Technologies Limited and Seller dated April 10, 1996, (ii) the transactions contemplated thereby and (iii) correspondence between the parties and their counsel, prior to the Closing Date.

7.   Employee Matters.
     ----------------

     7.1  Transferred Employees.
          ---------------------

          (a) Offer of Employment.  Subject to and in accordance with the
              -------------------
provisions of this Section 7, Buyer may offer employment to any or all of the employees who are employed by Seller in the Business as of the date of this Agreement (the "Employees"). Seller agrees that it will cooperate with Buyer to
                ---------
identify those employees of Seller who are necessary for the conduct the Business. Prior to the Closing, Buyer, after notice to Seller as to the timing and method of contact, shall have the right to contact any or all of the Employees for the purposes of making offers of employment with Buyer (or any Affiliate designated by Buyer) after the Closing Date and receiving written acceptances of such employment (in each case contingent on consummation of the transactions contemplated by this Agreement). Upon Closing, Buyer (or any Affiliates designated by Buyer) shall hire those Employees to whom it has made an offer in accordance with this Section 7.1 and who accept such offer in the manner and within the time frame reasonably established by Buyer. Each such Employee who is employed by Seller on the Closing Date and who actually transfers to employment with Buyer (or any Affiliate designated by Buyer) at or after the Closing Date as a result of an offer of employment made by Buyer is hereafter referred to as a "Transferred Employee." Transferred Employees shall
                            --------------------
not include any person on a disability leave of more than twenty-six (26) weeks. Buyer shall not be obligated to hire any employee unless an offer of employment is subsequently made to, and accepted by, such employee; in addition, Buyer shall have no obligation to hire any employees of Seller after the Closing Date.

          (b) Transition.  The employment by Seller of the Transferred Employees
              ----------
shall end at the close of business on the Closing Date and the employment of the Transferred Employees by Buyer shall commence at 12:01 a.m. on the day after the Closing Date. The terms of employment with Buyer (or Buyer's Affiliates) shall be as mutually agreed to between each Transferred Employee and Buyer (or Buyer's Affiliate, as the case may be), subject to the provisions of this Section 7.1. Between the date of this Agreement and the Closing Date, Seller will provide each Transferred Employee with the same level of compensation as that currently provided by Seller. Buyer shall have no obligation with respect to payments of salary, compensation, wages, health or similar benefits, commissions, bonuses (deferred or otherwise), severance, stock or stock options or any other sums due to any Transferred Employee that accrued before the Closing Date. Seller will be fully responsible for all amounts payable to any employee, including (without limitation) all termination payments, redundancy compensation, severance pay, accrued vacation pay and other amounts payable in respect of the termination of employment of any employee in connection with the sale of the Purchased Assets to the Buyer. In addition, Seller will be fully responsible for all amounts owing to Transferred Employees prior to Closing.

          (c) Retention of Employees Prior to Closing.  Seller agrees to use
              ---------------------------------------
reasonable efforts to retain the Employees as employees of the Business until the Closing Date, and to assist Buyer in securing the employment after the Closing Date of those Employees to whom Buyer (or designated by Buyer) makes or intends to make offers of employment under subsection (a) above. Seller shall not transfer any Employee to employment with Seller outside of the Business prior to the Closing or without the consent of Buyer. Seller shall notify Buyer promptly if, notwithstanding the foregoing, any Employee terminates employment with Seller after the date of this Agreement but prior to the Closing. Buyer may request Seller to hire additional employees for the Business, in which case Seller will use commercially reasonable efforts to identify and hire such employees.

     7.2  Compensation and Benefits of Transferred Employees.  Buyer shall be
          --------------------------------------------------
free to establish its own employee benefit plans; Buyer shall have no obligation to offer benefit plans of the same type or with terms similar to or better than the terms of Seller's current employee benefit plans. Buyer may, at its option, give each Transferred Employee credit for such Transferred Employee's years of most recent continuous service with Seller for purposes of determining participation and benefit levels under all of Buyer's vacation policies and benefit plans and programs.

     7.3  Reserved.
          --------

     7.4  No Right to Continued Employment or Benefits.  No provision in this
          --------------------------------------------
Agreement shall create any third party beneficiary or other right in any Person (including any beneficiary or dependent thereof) for any reason, including, without limitation, in respect of continued, resumed or new employment with Seller or Buyer (or any Affiliate of Seller or Buyer) or in respect of any benefits that may be provided, directly or indirectly, under any plan or arrangement maintained by Seller, Buyer or any Affiliate of Seller or Buyer. Except as otherwise expressly provided in this Agreement, Buyer is under no obligation to hire any employee of Seller, provide any employee with any particular benefits, or make any payments or provide any benefits to those employees of Seller whom Buyer chooses not to employ.

     7.5  No Solicitation or Hire by Seller.  For a period of one year after the
          ---------------------------------
Closing, Seller will not solicit any Transferred Employee for employment. For purposes of this Section 7.5, the term "solicit" shall not include the following activities by Seller: (i) advertising for employment in any bulletin board (including electronic bulletin boards), newspaper, trade journal or other publication available for general distribution to the public without specific reference to any particular employees; (ii) participation in any hiring fair or similar event open to the public not targeted at Buyer's employees; and (iii) use of recruiting or employee search firms that have been instructed by Seller not to target any Transferred Employee.

8.   Conditions to Buyer's Obligations.
     ---------------------------------

     The obligations of Buyer under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived by Buyer in writing, except as otherwise provided by law:

     8.1  Representations and Warranties True; Performance; Certificate.
          -------------------------------------------------------------

          (a) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date;

          (b) Seller shall have performed and complied with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date;

          (c) The conditions set forth in this Section 8 have been fulfilled or satisfied, unless otherwise waived in writing by Buyer; and

          (d) Buyer shall have received a certificate, dated as of the Closing Date, signed and verified by an officer of Seller on behalf of Seller certifying to the matters set forth in Sections 8.1(a) and 8.1(b) above.

          (e) Buyer shall have received a certificate, dated as of the Closing Date, executed by the Secretary of Seller certifying: (i) resolutions duly adopted by the Board of Directors and the shareholders of Seller authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; (ii) Articles of Incorporation of Seller; (iii) Bylaws of Seller; and (iv) that none of the above have been altered, amended, modified or rescinded and all of which remain in full force and effect as of the Closing Date.

     8.2  Seller Closing Documents.
          ------------------------

          (a) Seller shall have delivered to Buyer:

              (i) the Bill of Sale substantially in the form attached as Exhibit B, duly executed by Seller;
---------

              (ii) the Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit C, duly executed by Seller;
                            ---------

              (iii) the Patent Assignment in substantially the form attached hereto as Exhibit D, duly executed by Seller;
          ---------

              (iv) the Trademark Assignment in substantially the form attached hereto as Exhibit E, duly executed by Seller;
                   ---------

              (v) the Copyright Assignment in substantially the form attached hereto as Exhibit F, duly executed by Seller;
                   ---------

              (vi) the Amendment and Consent to License Agreement (the "Stanford Assignment") in substantially the form attached hereto as Exhibit G,
 -------- ----------                                                ---------
duly executed by Seller and The Board of Trustees of the Leland Stanford Junior University;

              (vii) all consents to assignment required to transfer the Assumed Contracts to Buyer (the "Required Consents"), duly executed by parties
                                 -----------------
having the authority to so assign or consent to assign, in form and substance acceptable to Buyer, as well as a written confirmation from such third parties that the Contracts are in good standing, provided that any outstanding liabilities or cure amounts under such Assumed Contracts are the sole obligation of Seller and provided further that Buyer shall have the right to decline assignments of any of the Assumed Contracts if the outstanding liabilities or cure amounts under such Assumed Contracts are not discharged by Seller;

              (viii) all Governmental Authorizations and Required Waivers ("Required Waiver" shall mean (i) a waiver of notice of and consent to the Asset
  ---------------
Sale and (ii) an acknowledgement that such warrants will continue in full force and effect as warrants to purchase the capital stock of Seller pursuant to their terms without any amendment thereto);

              (ix)    the Seller Balance Sheet;

              (x) UCC-3 Termination Statements duly executed by each of the Cupertino National Bank and JLA Credit Corporation;

          (b) Seller shall have delivered to Escrow Agent or an account or accounts designated by the Escrow Agent an Assignment Separate from Certificate in connection with the issuance of the Shares and in the form attached hereto as Exhibit K.
---------

     8.3  No Proceedings or Litigation.
          ----------------------------

          (a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

          (b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against any of the parties, or any of their respective Affiliates, associates, officers or directors, seeking to prevent the transactions contemplated by this Agreement, including, without limitation, the sale of the Purchased Assets or asserting that the sale of the Purchased Assets would be illegal or create liability for damages or which may have a Material Adverse Effect on the Business or the Purchased Assets.

     8.4  Documents.  This Agreement, the exhibits and schedules attached
          ---------
hereto, and any other instruments of conveyance and transfer and all other documents to be delivered by Seller at the Closing and all actions of Seller required by this Agreement and the exhibit agreements, or incidental thereto, and all related matters, shall be in form and substance reasonably satisfactory to Buyer and Buyer's counsel and shall be in full force and effect.

     8.5  Governmental Filings.  The parties shall have made any required filing
          --------------------
with Governmental Entities in connection with this Agreement and the exhibit agreements, and any approvals related thereto shall have been obtained or any applicable waiting periods shall have expired. If a proceeding or review process by a Governmental Entity is pending in which a decision is expected, Buyer shall not be required to consummate the transactions contemplated by this Agreement until such decision is reached or rendered, notwithstanding Buyer's legal ability to consummate the transactions contemplated by this Agreement prior to such decision being reached or rendered.

     8.6  Reserved.
          --------

     8.7  No Material Adverse Change.  There shall have been no material adverse
          --------------------------
change in the financial condition or results of operations of the Business on the Closing Date as compared with the date of this Agreement.

     8.8  Reserved.
          --------

     8.9  Reserved.
          --------

     8.10 Legal Opinion.  Buyer shall have received a legal opinion from Manatt,
          -------------
Phelps & Phillips LLP, legal counsel to Seller, dated the Closing Date, in a form satisfactory to Buyer and attached hereto as Exhibit M.
                                                  ---------

     8.11 Shareholder Approval.  This Agreement and the transactions it
          --------------------
contemplates shall have been approved and adopted by such vote of the holders of the outstanding shares of Seller's capital stock entitled to vote thereon as is required to approve such transactions, and shall have otherwise been approved as required by law and the charter documents of Seller.

     8.12 Consulting Agreement.  Buyer and Ronald P. Haley shall have entered
          --------------------
into a consulting agreement in the form attached hereto as Exhibit H (the
                                                           ---------
"Consulting Agreement").
 --------------------

     8.13 Non-Competition and Non-Solicitation Agreement.  Buyer and Ronald P.
          ----------------------------------------------
Haley shall have entered into a non-competition agreement in substantially the form attached hereto as Exhibit I (the "Non-Competition Agreement").
                        ---------       -------------------------

     8.14 Bulk Sales.  The notices and filings required by the California
          ----------
Uniform Commercial Code, including without limitation Article 6 thereof, shall have been prepared and published in accordance with the terms thereof, and any waiting periods or hearings shall have terminated with respect thereto. No other waiting periods or notices shall be required in order for Seller to be in compliance with such Section.

     8.15 Escrow Agreement.  Buyer and Seller shall have entered into an Escrow
          ----------------
Agreement in substantially the form attached hereto as Exhibit J, and such
                                                       ---------
agreement shall remain in full force and effect.

     8.16 Stock Purchase Agreement.  Buyer and Seller shall have entered into a
          ------------------------
Stock Purchase Agreement in substantially the form attached hereto as Exhibit L.
                                                                      ---------

     8.17 Other Agreements.  Buyer shall have entered into agreements with
          ----------------
Sprint regarding frame relay services and Microspace Communications Corporation regarding satellite uplink services in such forms as are reasonably acceptable to Buyer.

9.   Conditions to Seller's Obligations.
     ----------------------------------

     The obligations of Seller under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived in writing by Seller, except as otherwise provided by law:

     9.1  Representations and Warranties True; Performance.
          ------------------------------------------------

          (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date;

          (b) Buyer shall have performed and complied with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date; and

          (c) Seller shall have received a certificate, dated as of the Closing Date, signed and verified by an officer of Buyer on behalf of Buyer certifying to the matters set forth in Sections 9.1(a) and 9.1(b) above.

     9.2  No Proceeding or Litigation.
          ---------------------------

          (a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

          (b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against any of the parties, or any of their respective Affiliates, associates, officers or directors, seeking to prevent the sale of the Purchased Assets or asserting that the sale of the Assets would be illegal or create liability for damages.

     9.3  Documents.  This Agreement and the exhibits and schedules attached
          ---------
hereto, and any other instruments of conveyance and transfer and all other documents to be delivered by

Buyer to Seller at the Closing and all actions of Buyer required by this Agreement and the exhibit agreements, or incidental thereto, and all related matters, shall be in form and substance reasonably satisfactory to Seller and Seller's counsel and shall be in full force and effect.

     9.4  Governmental Filings.  The parties shall have made any filing required
          --------------------
with Governmental Entities, and any approvals shall have been obtained or any applicable waiting periods shall have expired. If a proceeding or review process by a Governmental Entity is pending in which a decision is expected, Seller shall not be required to consummate the transactions contemplated by this Agreement until such decision is reached or rendered, notwithstanding Seller's legal ability to consummate the transactions contemplated by this Agreement prior to such decision being reached or rendered.

     9.5  No Material Adverse Change.  There shall have been no material adverse
          --------------------------
change in the financial condition or results of operations of Buyer's business on the Closing Date as compared with the date of this Agreement.

     9.6  Legal Opinion.  Seller shall have received a legal opinion from
          -------------
Venture Law Group, A Professional Corporation, legal counsel to Buyer, dated the Closing Date, in a form satisfactory to Seller and attached hereto as Exhibit N.
                                                                      ---------

10.  Indemnification.
     ---------------

     10.1 Survival of Representations and Warranties.  All covenants (to be
          ------------------------------------------
performed prior to the Closing Date) and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby and continue until the first anniversary of the Closing (the "Indemnification Termination
                                                 ---------------------------
Date"); provided that if any claims for indemnification have been asserted with
----    --------
respect to any such representations, warranties and covenants prior to the Indemnification Termination Date, the representations, warranties and covenants on which any such claims are based shall continue in effect until final resolution of any claims, and provided, further, that representations,
                              --------  -------
warranties and covenants relating to Taxes shall survive until 30 days after expiration of all applicable statutes of limitations relating to such Taxes. All covenants to be performed after the Closing Date shall continue indefinitely.

     10.2 Indemnification.  Subject to the limitations set forth in this Section
          ---------------
10, from and after the Effective Time, Seller shall protect, defend, indemnify and hold harmless Buyer and Buyer's Affiliates, officers, directors, employees, representatives and agents (each of the foregoing Persons is hereinafter referred to individually as an "Indemnified Party" and collectively as
                                -----------------
"Indemnified Parties") from and against any and all losses, costs, damages,
 -------------------
liabilities, fees (including without limitation attorneys' fees) and expenses (collectively, the "Damages"), that any of the Indemnified Parties incurs or
                    -------
reasonably anticipates incurring by reason of or in connection with any claim, demand, action or cause of action relating to (a) any misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement, including any exhibits or schedules attached hereto, (b) any and all obligations of Seller not expressly assumed by Buyer pursuant to the terms hereof, (c) any failure of Seller to comply with Article 6 of the

California Uniform Commercial Code, or the bulk sales laws of any other jurisdiction applicable to Seller, (d) any claims brought by employees or consultants of Seller who were terminated prior to or as of the Closing, and (e) the Purchase Price Adjustment. Damages in each case shall be net of the amount of any insurance proceeds and indemnity and contribution actually recovered by Buyer.

     10.3 Damages Threshold.  Notwithstanding the foregoing, Buyer may not
          -----------------
receive any amount of the Escrow Consideration from the Escrow Fund unless and until an Officer's Certificate (as such term is defined in the Escrow Agreement) identifying Damages in the aggregate amount in excess of $25,000.00 has been delivered to the Escrow Agent and such amount is determined pursuant to this
Section 10 and the Escrow Agreement to be payable, in which case Buyer shall receive Escrow Consideration pursuant to the terms of this Agreement and the Escrow Agreement equal in value to the full amount of such Damages without deduction.

11.  Termination.
     -----------

     11.1 Termination of Agreement.  This Agreement may be terminated at any
          ------------------------
time prior to the Closing:

          (a) By mutual written consent of Buyer and Seller;

          (b) By either party, if the other party goes into liquidation, has an application or order made for its winding up or dissolution, has a resolution passed or steps taken to pass a resolution for its winding up or dissolution, or has a receiver, receiver and manager, administrator, liquidator, provisional liquidator, official manager or administrator appointed to it or any of its assets; or

          (c) By Buyer or Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

          (d) By either party if the Closing does not occur by March 31, 2000.

     11.2 Procedure and Effect of Termination.  In the event of termination of
          -----------------------------------
this Agreement by any or all of the parties pursuant to Section 11.1, written notice shall be given to each other party specifying the provision of Section 11.1, pursuant to which such termination is made and shall become void and there shall be no liability on the part of Buyer or Seller (or their respective officers, directors, partners or Affiliates), except as a result of any breach of this Agreement by such party or to the extent such a party is entitled to indemnification under Section 10 of this Agreement.

12.  Miscellaneous.
     -------------

     12.1 Amendments and Waivers.  Any term of this Agreement may be amended or
          ----------------------
waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section
12.1 shall be binding upon the parties and their respective successors and assigns.

     12.2 Successors and Assigns.  The terms and conditions of this Agreement
          ----------------------
shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     12.3 Governing Law; Jurisdiction.  This Agreement and all acts and
          ---------------------------
transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of Alameda County, California.

     12.4 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     12.5 Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     12.6 Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice, and

          (a)  if to Buyer, to


               @Road, Inc.
               47370 Fremont Boulevard
               Fremont, CA 94538
               Attention:  Krish Panu, President
               Facsimile:  (510) 353-6028

               with a copy to:

               Venture Law Group
               2800 Sand Hill Road
               Menlo Park, CA 94025
               Attention: Tae Hea Nahm
               Facsimile:  (650) 233-8386

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          (b)  if to Seller, to

               Differential Corrections, Inc.
               469 El Camino Real, #110
               Santa Clara, CA 95050
               Attention: Ronald P. Haley
               Facsimile:

               with a copy to:

               Manatt, Phelps & Phillips, LLP
               3030 Hansen Way, Suite 100
               Palo Alto, CA 94304
               Attention: Jerold F. Petruzzelli
               Facsimile: (650) 213-0260

     12.7 Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     12.8 Entire Agreement.  This Agreement and the documents referred to herein
          ----------------
are the product of both of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Except as specifically set forth herein, any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled. Notwithstanding the foregoing, each of the (i) Mutual Nondisclosure Agreement; No-Shop; Services Agreement dated as of December 20, 1999 by and between Buyer and Seller, (ii) Promissory Note, and (iii) Security Agreement dated as of December 20, 1999 by and between Buyer and Seller, shall survive the execution of this Agreement and shall continue with full force and effect until expressly terminated by mutual written consent of the parties hereto or otherwise terminated pursuant to the terms thereof.

     12.9 Advice of Legal Counsel.  Each party acknowledges and represents that,
          -----------------------
in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

                           [Signature Page Follows]

                                      -39-
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     This Agreement has been duly executed and delivered by the duly authorized officers of Seller and Buyer as of the date first above written.


                                        @ROAD, INC.


                                        By: _________________________________
                                            Krish Panu, President



                                        DIFFERENTIAL CORRECTIONS, INC.


                                        By: _________________________________
                                            Ronald P. Haley, CEO

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                                   EXHIBIT A
                                   ---------

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                                   EXHIBIT B
                                   ---------

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                                   EXHIBIT C
                                   ---------

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                                   EXHIBIT D
                                   ---------

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                                   EXHIBIT E
                                   ---------

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                                   EXHIBIT F
                                   ---------

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                                   EXHIBIT G
                                   ---------

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                                   EXHIBIT H
                                   ---------

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                                   EXHIBIT I
                                   ---------

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                                   EXHIBIT J
                                   ---------

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                                   EXHIBIT K
                                   ---------

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                                   EXHIBIT L
                                   ---------

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                                   EXHIBIT M
                                   ---------

                                      -53-
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                                   EXHIBIT N
                                   ---------

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